UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 22, 2010
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
International Lease Finance Corporation (the “Company”) entered into Amendment No. 2, effective as of December 22, 2010 (the “Amendment”), between the Company and each of the lenders on the signature pages thereto, which amended that Company’s $2.5 billion Five-Year Revolving Credit Agreement, dated as of October 13, 2006 (the “Credit Agreement”).
As disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2010, the Company was in compliance in all material respects with the covenants in its debt agreements, but as of September 30, 2010, the Company was close to the minimum fixed charge coverage ratio of 1.10 required under the Credit Agreement. The fixed charge coverage ratio, as defined within the Credit Agreement, means the ratio of earnings for the period of four fiscal quarters ending on the last day of the reporting period to combined fixed charges and preferred stock dividends referred to in paragraph (d)(1) of Item 503 of Regulation S-K under the Securities Act of 1933, and determined pursuant to the Instructions to such Item 503(d). The Company’s net loss for the nine months ended September 30, 2010 was primarily due to impairment and lease related charges.
The Amendment revises the definition of fixed charge coverage ratio so that, in connection with the computation of earnings, any impairment charges incurred during any measurement period in connection with write-downs to their fair value of aircraft owned at any time during such period shall be added to the calculation of earnings to the extent such impairment charges were deducted in computing earnings for such period. As a result, such impairment charges will not affect compliance with the fixed charge coverage ratio.
As a condition to the effectiveness of the Amendment, the Company repaid $800 million of aggregate principal amount of loans outstanding under the Credit Agreement plus accrued interest thereon.
The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 2 to the $2,500,000,000 Five-Year Revolving Credit Agreement dated as of December 17, 2010, among International Lease Finance Corporation, CitiCorp USA, Inc., as administrative agent, and the other financial institutions listed therein

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
/s/ Fred S. Cromer
By:	Fred S. Cromer
Chief Financial Officer

DATED: December 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 2 to the $2,500,000,000 Five-Year Revolving Credit Agreement dated as of December 17, 2010, among International Lease Finance Corporation, CitiCorp USA, Inc., as administrative agent, and the other financial institutions listed therein